Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO

Stock and Asset PURCHASE AGREEMENT

This Amendment No. 1, dated as of September 6, 2024 (this “Amendment”), is entered into by and between Identiv, Inc., a Delaware corporation (“Seller”), and Hawk Acquisition, Inc., a Delaware corporation (“Buyer”).

RECITALS:

WHEREAS, Buyer and Seller are parties to that certain Stock and Asset Purchase Agreement, dated as of April 2, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”);

WHEREAS, Section 10.1 of the Agreement provides that the Agreement may be amended, supplemented, modified or changed only by written agreement signed by both Seller and Buyer; and

WHEREAS, the parties hereto desire to amend the Agreement solely for the purposes of making the changes described herein.

NOW, THEREFORE, in consideration of these premises, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.
2.
Amendments to the Agreement.
(a)
The definition of “Adjustment Time” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Adjustment Time” shall mean 11:59 p.m. Eastern Time on August 31, 2024, except with respect to Selling Expenses, in which case it means as of Closing (but giving effect to the Closing).

(b)
The definition of “Pre-Closing Tax Period” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Pre-Closing Tax Period” shall mean any taxable period ending on or before August 31, 2024 and the portion of any Straddle Period ending on and including August 31, 2024.

(c)
The definition of “Pre-Closing Taxes” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Pre-Closing Taxes” shall mean (without duplication) (i) all Taxes of Seller and its Affiliates (not including the Acquired Entity) with respect to the Business, Purchased Assets, and the Purchased Equity Interests, including amounts that should have been withheld from or by the Seller or its Affiliates, for any Pre-Closing Tax Period, and (ii) any Taxes of the Acquired Entity, including amounts that should have been withheld from or by the Acquired Entity, for any Pre-Closing Tax Period, in each case determined in accordance with Section 6.9(a) for Taxes described therein; provided, that “Pre-Closing Taxes” shall not include any amount of Taxes taken into account in determining the Purchase Price as finally determined pursuant to Section 2.7 or allocated to Buyer pursuant to Section 3.2(a).

(d)
The definition of “Purchased IP Assets” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Purchased IP Assets” shall mean all Intellectual Property Rights and Technology Assets (a) primarily used in, primarily held for use in, or necessary for, the conduct and operation of the Business and (b) used or held for use by the Acquired Entity, including, for the avoidance of doubt, Seller’s LinkedIn account (https://www.linkedin.com/company/identiv).

(e)
The definition of “Straddle Period” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Straddle Period” shall mean any Tax period that includes (but does not end on) August 31, 2024.

(f)
Section 3.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

Notwithstanding any provision of this Agreement to the contrary, all sales, use, value added, transfer, stamp, conveyance, documentary, recording and registration Taxes, customs duties or similar fees or Taxes (together with any interest or penalty, addition to Tax or additional amount but excluding any gains, income or gross receipts Taxes), if any, imposed by any Governmental Authority or Law, in connection with the transfer of the Purchased Equity Interests or Purchased Assets hereunder or the consummation of the transactions contemplated by this Agreement, or the execution or filing of any instruments in connection therewith (the “Transfer Taxes”) shall (i) to the extent attributable to any transfer of Excluded Assets, Excluded Liabilities or Non-Transferrable Assets be borne solely by Seller and (ii) otherwise, be borne equally by Buyer and Seller (including after giving effect to any effective recovery by a Party from a Governmental Authority with respect to value added tax (if applicable) (any such taxes, a “VAT” and any such recovery, a “VAT Recovery”) for the transfer of the applicable Purchased Assets from Identiv GmbH, a Gesellschaft mit beschränkter Haftung (company with limited liability) organized under the laws of Germany (“Identiv GmbH”) to TIL GmbH, a Gesellschaft mit beschränkter Haftung (company with limited liability) organized under the laws of Germany (“TIL GmbH”)); provided, however, in the event there are any Transfer Taxes payable upon the transfer of Inventories located in jurisdictions others than Germany constituting Purchased Assets at the Closing, from Identiv GmbH to TIL GmbH in accordance with the terms of this Agreement, any such amounts shall be borne solely by Seller. Seller shall file any and all Tax Returns in respect of such Transfer Taxes and promptly provide to Buyer upon request evidence of payment of all Transfer Taxes. For the avoidance of doubt, in the event of a VAT Recovery, the Party receiving such VAT Recovery shall promptly transfer such portion of the VAT Recovery to the other Party such that after giving effect to such transfer, Buyer and Seller bear equally the VAT.

(g)
The definition of “Indebtedness” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Indebtedness” shall mean, without duplication, (i) the Tax Liability Amount, and (ii) the following with respect to any Person: all Liabilities (a) of such Person for the payment or repayment of borrowed money (including the principal amount and the amount of accrued and unpaid interest thereon), (b) evidenced by a credit agreement, note, bond, indenture, securities, debenture or similar instruments or securities, (c) in respect of any capital lease obligations of such Person, (d) for deferred purchase price of assets, property, securities, goods or services including obligations under “earn-outs” or similar obligations (valued at the maximum amount payable with respect thereto), (e) under any interest rate swap agreement, forward rate agreement, interest rate cap, hedging or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) secured by a purchase money mortgage or other Encumbrance to secure all or part of the purchase price of the property subject to such mortgage or Encumbrance, (g) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance (to the extent drawn), note purchase facility or similar instruments, (h) in respect of deferred payroll or compensation, accrued severance, and accrued or deferred bonuses, commissions and benefits (including paid sick/leave/vacation), and the employer’s portion of any employment, payroll or social security Taxes with respect thereto, (i) in respect of any matching, discretionary, or other employer contributions to Seller Employee Plans that, as of the Closing, are unpaid or otherwise attributable to a pre-Closing period, (j) in respect of any unfunded retirement, pension and deferred compensation liabilities and the employer’s portion of any employment, payroll or social security Taxes with respect thereto, (k) equal to twenty-five percent (25%) of the total Liabilities in respect of any advances by customers for work not yet performed or other deferred revenue, or (l) Indebtedness of another Person referred to in clauses (a) through (k) above guaranteed, endorsed or assumed by such Person, in each case of the foregoing clauses (a) through (l) assuming the Closing occurred as of the Adjustment Time. Additionally, Indebtedness shall exclude any amounts to the extent included in Working Capital or Selling Expenses. In the event that, between the Adjustment Time and the Closing, there is any breach of (A) the final sentence of Section 6.1 with respect to items 1, 5, 8, 12, 15 or 16 (but with respect to item 16 set forth in Section 6.1(b), only as such item is applicable to items 1, 5, 8, 12 or 15 set forth in Section 6.1(b) of the Disclosure Schedule) set forth in Section 6.1(b) of the Disclosure Schedule, or (B) subsection (a) of the first sentence of Section 6.1 and involving (I) any payments made or agreed to be made by the Acquired Entity or relating to matters constituting Assumed Liabilities, or liabilities assumed or indemnities incurred by the Acquired Entity or relating to matters that constitute Assumed Liabilities, in each case, for the benefit of an Affiliate of the Seller (other than the Acquired Entity), or (II) the waiver or agreement to waive (whether conditional or not) by the Acquired Entity or relating to matters constituting Assumed Liabilities, or liabilities assumed or indemnities incurred by the Acquired Entity or relating to matters that constitute Assumed Liabilities, of any amount owed to such Person by Seller or any of its Affiliates, or (III) the agreement, commitment or undertaking by the Acquired Entity or otherwise relating to a Purchased Asset or Assumed Liabilities to do any of the matters set out in (I) and (II) then, without limitation of any other rights and remedies available to Buyer under the Agreement, the Indebtedness of the Acquired Company will be deemed to be increased by the quantum of any such payment or other amount which formed the basis of such breach.

(h)
References to “prior to Closing” in Section 2.2(a) and Section 2.2(f) are hereby deleted in their entirety and replaced with “prior to 11:59 p.m. Eastern Time on August 31, 2024”.

(i)
Reference to “following the Closing” in Section 2.2(b) is hereby deleted in its entirety and replaced with “following 11:59 p.m. Eastern Time on August 31, 2024”.

(j)
Section 2.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.4 Assumption of Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume from Seller or its Affiliates, and shall agree to fully pay, discharge and satisfy when due and perform in accordance with their terms, effective from the Closing, only the obligations of Seller or its Affiliates set forth below, whether known or unknown, contingent or otherwise, whether currently in existence or arising hereafter (collectively, the “Assumed Liabilities”):

(a)
all obligations of Seller or its Affiliates related to the Business or the Purchased Assets arising from and after 11:59 p.m. Eastern Time on August 31, 2024;

provided, however, that Buyer will not assume or be responsible for any such Liabilities to be performed prior to 11:59 p.m. Eastern Time on August 31, 2024 (subject to Section 2.4(d)), to the extent that they relate to the operation of the Business or events or occurrences prior to 11:59 p.m. Eastern Time on August 31, 2024 (subject to Section 2.4(d)), or to the extent that they arise from breaches of such Assigned Contracts or Permits or defaults under such Assigned Contracts or Permits prior to Closing or this Agreement;

(b)
all Current Liabilities;

(c)
all liabilities and obligations resulting from actions taken after 11:59 p.m. Eastern Time on August 31, 2024 relating to the Business (for the avoidance of doubt, other than Pre-Closing Taxes and Transfer Taxes allocated to Seller under Section 3.2(a));

(d)
all liabilities and obligations of Seller or any of its Affiliates for servicing warranty claims for Target Products sold prior to Closing;

(e)
all liabilities and obligations of Seller or any of its Affiliates relating to or arising out of the Purchased Assets after 11:59 p.m. Eastern Time on August 31, 2024; provided, however, that Buyer will not assume or be economically responsible for any Pre-Closing Taxes and Transfer Taxes allocated to Seller under Section 3.2(a); and

(f)
any liabilities or obligations relating to or arising out of the termination or retention of employment of any Business Employee to whom Buyer fails to make an offer of employment in accordance with Section 6.13(a), including any liabilities associated with any claims for severance, discharge indemnity, equity compensation, compensation for unfair dismissal or wrongful termination, and payments in lieu of notice and other payments for social security including any shortfall of social security contributions thereof) (including the employer portion of any payroll, social security, unemployment or similar Taxes related thereto).

(k)
Section 2.5(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) any liabilities or obligations arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets prior to 11:59 p.m. Eastern Time on August 31, 2024, including any liabilities arising from any non-compliance with Indian exchange control regulations”

(l)
Section 6.9(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Any property and ad valorem or similar Taxes on the Purchased Assets or Purchased Equity Interests for any Straddle Period shall be prorated based upon the actual number of days in such Straddle Period that occur on or before August 31, 2024, on the one hand, and the number of days in such period that occur after August 31, 2024, on the other hand. Seller shall be allocated all such Taxes that are attributable to any Taxable period, or such portion of any Straddle Period, ending on or prior to August 31, 2024. Buyer shall be allocated all such Taxes that are attributable to any Taxable period, or such portion of any Straddle Period, beginning after August 31, 2024. The proration of such Taxes shall be based upon the assessed valuation and Tax rate figures (assuming, if consistent with Seller’s past practice with respect to the Business, payment at the earliest time to allow for the maximum possible discount) for the Tax period that includes August 31, 2024 to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of such property or for the Tax rate) for the Tax period that includes August 31, 2024 are not available at Closing, the proration shall be made using the estimated Taxes for the Tax period that includes August 31, 2024. Within thirty (30) days after receipt of the current year’s final Tax or assessment bill for the Purchased Assets, Buyer or Seller shall deliver a copy to the other Party and Buyer shall refund to Seller any amount overpaid by Seller, or Seller shall pay to Buyer the amount of any deficiency in the proration.

(ii) Other than Taxes subject to Section 6.9(a)(i), Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on August 31, 2024 (and for such purpose, the taxable period of any entity that is relevant to determining Tax liabilities for which any person will be responsible, shall be deemed to terminate at that time, with the effect that any Taxes that are attributable to economic activity occurring on or prior to 11:59 p.m. Eastern Time on August 31, 2024 will be considered attributable to and will be allocated to the Pre-Closing Tax Period); provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the Pre-Closing Tax Period and the post-Pre-Closing period in proportion to the number of days in each period.”

3.
Miscellaneous.
(a)
Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth in this Amendment as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement. This Amendment and the Agreement shall each be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

(b)
Sections 10.1 (Amendment and Modification), 10.2 (Waiver), 10.3 (Construction), 10.4 (Expenses), 10.5 (Binding Effect; Assignment), 10.6 (Entire Agreement; No Third Party Rights), 10.7 (Counterparts; Electronic Delivery), 10.8 (Notices), 10.9 (Governing Law; Jurisdiction; Waiver of Jury Trail) and 10.10 (Severability) of the Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized signatories as of the day and year first written above.

SELLER:

IDENTIV, INC.

By: /s/ Justin Scarpulla

Name: Justin Scarpulla

Title: Chief Financial Officer

Signed at: Santa Ana, California

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized signatories as of the day and year first written above.

BUYER:

Hawk Acquisition, Inc.

By: /s/ Larry Thomas

Name: Larry Thomas

Title: Secretary

Signed at: Reno, Nevada, USA